Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223508) of PagSeguro Digital Ltd. of our report dated March 2, 2026 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F/A.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
São Paulo, Brazil
June 3, 2026